Exhibit 99.2

Innovative Industrial Properties Second Quarter 2024 Supplemental Financial Information

Innovative Industrial Properties 2 Overview Forward - Looking Statements 3 Company Overview 4 Financial Information Quarterly Performance Summary 5 Balance Sheet 6 Net Income 7 Statements of Cash Flows 8 FFO, Normalized FFO, and AFFO Reconciliation 9 Historical Net Income 10 Historical FFO, Normalized FFO, and AFFO Reconciliation 11 Portfolio Data Capital Commitments and Dispositions 12 Leasing Summary 13 Top Tenants Overview 14 Property List 15 – 17 Secured Loans 18 Capitalization Capital and Debt Summary 19 Definitions 20 – 21 Analyst Coverage 22 Senior Management Team and Board of Directors 23 Table of Contents

Innovative Industrial Properties 3 Forward - Looking Statements This Supplemental Financial Information Package include "forward - looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended) that are subject to risks and uncertainties . In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward - looking statements . Likewise, our statements regarding anticipated growth in our funds from operations and anticipated market and regulatory conditions, our strategic direction, our dividend rate and policy, demographics, results of operations, plans and objectives are forward - looking statements . Forward - looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events . Forward - looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them . We do not guarantee that the transactions and events described will happen as described (or that they will happen at all) . You can identify forward - looking statements by the use of forward - looking terminology such as "believes“, "expects“, "may“, "will“, "should“, "seeks“, "approximately“, "intends“, "plans“, "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases . You can also identify forward - looking statements by discussions of strategy, plans or intentions . The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward - looking statements : rates of default on leases for our assets ; concentration of our portfolio of assets and limited number of tenants ; the estimated growth in and evolving market dynamics of the regulated cannabis market ; the demand for regulated cannabis facilities ; inflation dynamics ; our ability to improve our internal control over financial reporting, including our inability to remediate an identified material weakness, and the costs and the time associated with such efforts ; the impact of pandemics on us, our business, our tenants, or the economy generally ; war and other hostilities, including the conflicts in Ukraine and Israel ; our business and investment strategy ; our projected operating results ; actions and initiatives of the U . S . or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law ; availability of suitable investment opportunities in the regulated cannabis industry ; our understanding of our competition and our potential tenants’ alternative financing sources ; the expected medical - use or adult - use cannabis legalization in certain states ; shifts in public opinion regarding regulated cannabis ; the potential impact on us from litigation matters, including rising liability and insurance costs ; the additional risks that may be associated with certain of our tenants cultivating, processing and/or dispensing adult - use cannabis in our facilities ; the state of the U . S . economy generally or in specific geographic areas ; economic trends and economic recoveries ; our ability to access equity or debt capital ; financing rates for our target assets ; our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility ; covenants in our debt instruments, which may limit our flexibility and adversely affect our financial condition ; our ability to maintain our investment grade credit rating ; changes in the values of our assets ; our expected portfolio of assets ; our expected investments ; interest rate mismatches between our assets and our borrowings used to fund such investments ; changes in interest rates and the market value of our assets ; the degree to which any interest rate or other hedging strategies may or may not protect us from interest rate volatility ; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters ; how and when any forward equity sales may settle ; our ability to maintain our qualification as a real estate investment trust for U . S . federal income tax purposes ; our ability to maintain our exemption from registration under the Investment Company Act of 1940 ; availability of qualified personnel ; and market trends in our industry, interest rates, real estate values, the securities markets or the general economy . The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance . In addition, we discussed a number of material risks in our most recent Annual Report on Form 10 - K and subsequent Quarterly Reports on Form 10 - Q . Those risks continue to be relevant to our performance and financial condition . Moreover, we operate in a very competitive and rapidly changing environment . New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements . Any forward - looking statement made by us speaks only of the date on which we make it . We undertake no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required by law . Stockholders and investors are cautioned not to unduly rely on such forward - looking statements when evaluating the information presented in our filings and reports . Market and industry data are included in this presentation . We have obtained substantially all of this information from internal studies, public filings, other independent published industry sources and market studies prepared by third parties . We believe these internal studies, public filings, other independent published industry sources and market studies prepared by third parties are reliable . However, this information may prove to be inaccurate . No representation or warranty is made as to the accuracy of such information . All amounts shown in this report are unaudited . This Supplemental Financial Information Package is not an offer to sell or solicitation to buy securities of Innovative Industrial Properties, Inc . Any offers to sell or solicitations to buy securities of Innovative Industrial Properties, Inc . shall be made only by means of a prospectus approved for that purpose .

Innovative Industrial Properties 4 Company Snapshot State Diversification (1) Pennsylvania 14.2% Massachusetts 13.5% Illinois 13.0% New York 11.2% Michigan 9.9% Florida 9.2% Ohio 6.1% New Jersey 4.7% Maryland 4.0% California 3.8% Other 10.4% Total 100% Company Overview Innovative Industrial Properties, Inc. (NYSE “IIPR”) is an internally managed real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized properties leased to experienced, state - licensed operators for their regulated cannabis facilities . Note : As of June 30 , 2024 , values in thousands except for property count, $ /PSF, or otherwise noted . 1) Based on “Annualized Base Rent” . Refer to “Definitions” for additional details . 2) Refer to “Capital and Debt Summary” and “Definitions” for additional details . 3) Reflects annualized common stock dividend paid on July 15 , 2024 of $ 1 . 90 per share . The decision to declare or pay dividends is in the sole discretion of our board of directors in light of conditions then existing, and there can be no assurance that a dividend will be declared or paid for any time period in any amount . 4) Refer to “Definitions” for additional details . 5) Includes approximately 183 , 000 square feet under development or redevelopment . 6) Weighted by Total Committed / Invested Capital . Refer to “Definitions” for additional details . Market Capitalization (2) $3,094,403 Operating Portfolio (104 Properties) (4) Current Annualized Dividend ($) (3) $7.60 / share Total Rentable Square Feet (5) 8,306 Total Portfolio (4) Total Committed / Invested Capital per Square Foot $279 Total Committed / Invested Capital (4) $2,469,288 % Leased (6) 95.6% Total Properties 108 Weighted Average Lease Length 14.4 Years 10 - 15% No Presence 0 - 5% 5 - 10%

Innovative Industrial Properties 5 Delta 2024 2023 QoQ 2Q2024 1Q2024 4Q2023 3Q2023 2Q2023 Total Revenues $79,793 $75,454 $79,156 $77,826 $76,457 General and administrative expense $9,661 $9,562 $10,908 $10,981 $10,570 General and administrative expense / total revenues 12% 13% 14% 14% 14% Net income attributable to common stockholders $41,655 $39,090 $41,295 $41,256 $40,931 Net income attributable to common stockholders – diluted (“EPS”) $1.44 $1.36 $1.45 $1.45 $1.44 Funds from operations attributable to common stockholders – diluted (“FFO”) (1) $58,677 $56,268 $58,443 $57,984 $57,685 FFO per common share – diluted (1) $2.06 $1.98 $2.07 $2.05 $2.04 Normalized FFO attributable to common stockholders – diluted (“Normalized FFO”) (1) $58,841 $56,414 $58,595 $59,096 $58,355 Normalized FFO per common share – diluted (1) $2.06 $1.98 $2.07 $2.09 $2.07 Adjusted funds from operations attributable to common stockholders – diluted (“AFFO”) (1) $65,501 $62,999 $64,338 $64,790 $63,996 AFFO per common share – diluted (1) $2.29 $2.21 $2.28 $2.29 $2.26 Common stock dividend per share (2) $1.90 $1.82 $1.82 $1.80 $1.80 AFFO Payout Ratio (3) 83% 82% 80% 79% 80% Total Committed / Invested Capital (4) $2.5B $2.4B $2.4B $2.4B $2.4B % Leased – Operating Portfolio (5) 95.6% 95.2% 95.8% 98.5% 99.9% Quarterly Performance Summary Note : Dollars in thousands except for $ /share or otherwise noted . All per share amounts are shown on a diluted basis . 1) Refer to “FFO, Normalized FFO, and AFFO Reconciliation” and “Definitions” for additional details . 2) Reflects quarterly common stock dividend declared in the quarter . 3) Calculated by dividing the common stock dividend declared per share by AFFO per common share – diluted . 4) Dollars in billions, refer to “Definitions” for additional details . 5) Refer to “Definitions” for additional details . $2.26 $2.29 $2.28 $2.21 $2.29 2Q2023 3Q2023 4Q2023 1Q2024 2Q2024 AFFO (1) $2.07 $2.09 $2.07 $1.98 $2.06 2Q2023 3Q2023 4Q2023 1Q2024 2Q2024 Normalized FFO (1) $76,457 $77,826 $79,156 $75,454 $79,793 2Q2023 3Q2023 4Q2023 1Q2024 2Q2024 Total Revenues

Innovative Industrial Properties 6 June 30, December 31, (In thousands, except share and per share amounts) 2024 2023 Assets Real estate, at cost: Land $142,891 $142,524 Buildings and improvements 2,161,261 2,108,218 Construction in progress 97,828 117,773 Total real estate, at cost 2,401,980 2,368,515 Less accumulated depreciation (235,436) (202,692) Net real estate held for investment 2,166,544 2,165,823 Construction Loan receivable 22,000 22,000 Cash and cash equivalents 120,835 140,249 Restricted cash - 1,450 Investments 40,111 21,948 Right of use office lease asset 1,154 1,355 In-place lease intangible assets, net 7,815 8,245 Other assets, net 25,716 30,020 Total assets $2,384,175 $2,391,090 Liabilities and stockholders’ equity Liabilities: Exchangeable Senior Notes, net - $4,431 Notes due 2026, net 297,146 296,449 Building improvements and construction funding payable 7,367 9,591 Accounts payable and accrued expenses 8,912 11,406 Dividends payable 54,591 51,827 Rent received in advance and tenant security deposits 58,805 59,358 Other liabilities 10,154 5,056 Total liabilities 436,975 438,118 Stockholders’ equity: Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at June 30, 2024 and December 31, 2023 14,009 14,009 Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,331,833 and 28,140,891 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively 28 28 Additional paid-in capital 2,115,482 2,095,789 Dividends in excess of earnings (182,319) (156,854) Total stockholders’ equity 1,947,200 1,952,972 Total liabilities and stockholders ’ equity $2,384,175 $2,391,090 Balance Sheet

Innovative Industrial Properties 7 For the Three Months Ended For the Six Months Ended June 30, June 30, (In thousands, except share and per share amounts) 2024 2023 2024 2023 Revenues: Rental (including tenant reimbursements) $79,253 $75,919 $154,167 $151,448 Other 540 538 1,080 1,076 Total revenues 79,793 76,457 155,247 152,524 Expenses: Property expenses 6,863 5,759 13,572 11,382 General and administrative expense 9,661 10,570 19,223 20,943 Depreciation and amortization expense 17,473 16,704 34,623 33,418 Total expenses 33,997 33,033 67,418 65,743 Gain (loss) on sale of real estate (3,449) - (3,449) - Income from operations 42,347 43,424 84,380 86,781 Interest income 3,966 2,317 5,750 4,550 Interest expense (4,320) (4,472) (8,709) (8,992) Gain (loss) on exchange of Exchangeable Senior Notes - - - 22 Net income 41,993 41,269 81,421 82,361 Preferred stock dividends (338) (338) (676) (676) Net income attributable to common stockholders $41,655 $40,931 $80,745 $81,685 Net income attributable to common stockholders per share: Basic $1.45 $1.45 $2.82 $2.89 Diluted $1.44 $1.44 $2.79 $2.87 Weighted-average shares outstanding: Basic 28,250,843 27,981,517 28,197,930 27,965,720 Diluted 28,572,138 28,257,239 28,527,419 28,239,841 Net Income

Innovative Industrial Properties 8 For the Six Months Ended June 30, (In thousands) 2024 2023 Cash flows from operating activities Net income $81,421 $82,361 Adjustments to reconcile net income to net cash provided by (used in) operating activities Depreciation and amortization 34,623 33,418 Loss (gain) on exchange of Exchangeable Senior Notes - (22) Loss (gain) on sale of real estate 3,449 - Other non-cash adjustments 54 53 Stock-based compensation 8,686 9,713 Amortization of discounts on investments (244) (2,621) Amortization of debt discount and issuance costs 794 677 Changes in assets and liabilities Other assets, net 4,377 3,549 Accounts payable, accrued expenses and other liabilities 3,164 (514) Rent received in advance and tenant security deposits (553) (234) Net cash provided by (used in) operating activities 135,771 126,380 Cash flows from investing activities Purchases of investments in real estate (13,026) (34,906) Proceeds from sale of real estate asset 9,100 - Funding of draws for improvements and construction (36,988) (111,457) Funding of Construction Loan and other investments - (2,896) Purchases of short-term investments (45,110) (71,772) Maturities of short-term investments 27,191 202,602 Net cash provided by (used in) investing activities (58,833) (18,429) Cash flows from financing activities Issuance of common stock, net of offering costs 11,757 - Principal payment on Exchangeable Senior Notes (4,436) - Payment of deferred financing costs (251) - Dividends paid to common stockholders (103,446) (101,227) Dividends paid to preferred stockholders (676) (676) Taxes paid related to net share settlement of equity awards (750) (568) Net cash provided by (used in) financing activities (97,802) (102,471) Net increase (decrease) in cash, cash equivalents and restricted cash (20,864) 5,480 Cash, cash equivalents and restricted cash, beginning of period 141,699 88,572 Cash, cash equivalents and restricted cash, end of period $120,835 $94,052 Supplemental disclosure of cash flow information: Cash paid during the period for interest, net of interest capitalized $7,933 $8,337 Supplemental disclosure of non-cash investing and financing activities: Accrual for current-period additions to real estate $6,161 $17,021 Deposits applied for acquisitions - 250 Accrual for common and preferred stock dividends declared 54,591 51,080 Exchange of Exchangeable Senior Notes for common stock - 1,964 Statements of Cash Flows

FFO, Normalized FFO, and AFFO Reconciliation

(In thousands, except share and per share amounts)	For the Three Months Ended June 30, 2024	For the Three Months Ended June 30, 2023	For the Six Months Ended June 30, 2024	For the Six Months Ended June 30, 2023
Net income attributable to common stockholders	$41,655	$40,931	$80,745	$81,685
Real estate depreciation and amortization	17,473	16,704	34,623	33,418
Disposition-contingent lease termination fee, net of loss on sale of real estate[1]	(451)	-	(451)	-
FFO attributable to common stockholders (basic)	58,677	57,635	114,917	115,103
Cash and non-cash interest expense on Exchangeable Senior Notes	-	50	28	119
FFO attributable to common stockholders (diluted)	58,677	57,685	114,945	115,222
Litigation-related expense	164	670	310	1,216
Loss (gain) on exchange of Exchangeable Senior Notes	-	-	-	(22)
Normalized FFO attributable to common stockholders (diluted)	58,841	58,355	115,255	116,416
Interest income on seller-financed note[2]	403	403	806	537
Deferred lease payments received on sales-type leases[3]	1,462	-	2,918	-
Stock-based compensation	4,371	4,884	8,686	9,713
Non-cash interest expense	401	331	789	657
Above-market lease amortization	23	23	46	46
AFFO attributable to common stockholders (diluted)	$65,501	$63,996	$128,500	$127,369
FFO per common share – diluted	$2.06	$2.04	$4.03	$4.08
Normalized FFO per common share – diluted	$2.06	$2.07	$4.04	$4.12
AFFO per common share – diluted	$2.29	$2.26	$4.50	$4.51
Weighted average common shares outstanding – basic	28,250,843	27,981,517	28,197,930	27,965,720
Restricted stock and restricted stock units ("RSUs")	300,582	201,462	289,736	186,684
PSUs	20,713	-	20,713	-
Dilutive effect of Exchangeable Senior Notes	-	74,260	19,040	87,437
Weighted average common shares outstanding – diluted	28,572,138	28,257,239	28,527,419	28,239,841

1) Amount reflects the $3.9 million disposition-contingent lease termination fee received concurrently with the sale of our property in Los Angeles, California, net of the loss on sale of real estate of $3.4 million.
2) Amount reflects the non-refundable interest received on the seller-financed note issued to us by the buyer in connection with our disposition of a portfolio of four properties in southern California previously leased to affiliates of Vertical, which is recognized as a deposit liability and is included in other liabilities in our condensed consolidated balance sheet as of June 30, 2024, as the transaction did not qualify for recognition as a completed sale.
3) In connection with lease amendments executed on January 1, 2024 that extended the initial terms of the leases, the GAAP lease classifications at two properties switched from operating leases to sales-type leases. While these properties remain wholly owned by IIP, the non-refundable lease payments attributable to these two properties are no longer included in rental revenue and instead, in accordance with the GAAP treatment required for these two leases, recorded as a deposit liability and included in other liabilities on the condensed consolidated balance sheet as of June 30, 2024. The amount included here reflects the non-refundable lease payments received on these two sales-type leases for the applicable period. Prior to these lease amendments, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

Innovative Industrial Properties 9

Innovative Industrial Properties 10 2024 2023 (In thousands, except share and per share amounts) 2Q2024 1Q2024 4Q2023 3Q2023 2Q2023 Revenues: Rental (including tenant reimbursements) $79,253 $74,914 $78,615 $77,286 $75,919 Other 540 540 541 540 538 Total revenues 79,793 75,454 79,156 77,826 76,457 Expenses: Property expenses 6,863 6,709 7,193 6,318 5,759 General and administrative expense 9,661 9,562 10,908 10,981 10,570 Depreciation and amortization expense 17,473 17,150 17,098 16,678 16,704 Total expenses 33,997 33,421 35,199 33,977 33,033 Gain (loss) on sale of real estate (3,449) - - - - Income from operations 42,347 42,033 43,957 43,849 43,424 Interest income 3,966 1,784 1,821 2,075 2,317 Interest expense (4,320) (4,389) (4,145) (4,330) (4,472) Gain (loss) on exchange of Exchangeable Senior Notes - - - - - Net income 41,993 39,428 41,633 41,594 41,269 Preferred stock dividends (338) (338) (338) (338) (338) Net income attributable to common stockholders $41,655 $39,090 $41,295 $41,256 $40,931 Net income attributable to common stockholders per share: Basic $1.45 $1.37 $1.46 $1.46 $1.45 Diluted $1.44 $1.36 $1.45 $1.45 $1.44 Weighted-average shares outstanding: Basic 28,250,843 28,145,017 27,996,393 27,983,004 27,981,517 Diluted 28,572,138 28,461,986 28,279,834 28,265,605 28,257,239 Historical Net Income

Historical FFO, Normalized FFO, and AFFO Reconciliation

	2024		2023		
(In thousands, except share and per share amounts)	2Q2024	1Q2024	4Q2023	3Q2023	2Q2023
Net income attributable to common stockholders	$41,655	$39,090	$41,295	$41,256	$40,931
Real estate depreciation and amortization	17,473	17,150	17,098	16,678	16,704
Disposition-contingent lease termination fee, net of loss on sale of real estate[1]	(451)	-	-	-	-
FFO attributable to common stockholders (basic)	58,677	56,240	58,393	57,934	57,635
Cash and non-cash interest expense on Exchangeable Senior Notes	-	28	50	50	50
FFO attributable to common stockholders (diluted)	58,677	56,268	58,443	57,984	57,685
Litigation-related expense	164	146	152	1,112	670
Loss (gain) on exchange of Exchangeable Senior Notes	-	-	-	-	-
Normalized FFO attributable to common stockholders (diluted)	58,841	56,414	58,595	59,096	58,355
Interest income on seller-financed note[2]	403	403	403	402	403
Deferred lease payments received on sales-type leases[3]	1,462	1,456	-	-	-
Stock-based compensation	4,371	4,315	4,934	4,934	4,884
Non-cash interest expense	401	388	383	335	331
Above-market lease amortization	23	23	23	23	23
AFFO attributable to common stockholders (diluted)	$65,501	$62,999	$64,338	$64,790	$63,996
FFO per common share – diluted	$2.06	$1.98	$2.07	$2.05	$2.04
Normalized FFO per common share – diluted	$2.06	$1.98	$2.07	$2.09	$2.07
AFFO per common share – diluted	$2.29	$2.21	$2.28	$2.29	$2.26
Weighted average common shares outstanding – basic	28,250,843	28,145,017	27,996,393	27,983,004	27,981,517
Restricted stock and RSUs	300,582	278,890	206,667	206,919	201,462
PSUs	20,713	-	-	-	-
Dilutive effect of Exchangeable Senior Notes	-	38,079	76,774	75,682	74,260
Weighted average common shares outstanding – diluted	28,572,138	28,461,986	28,279,834	28,265,605	28,257,239

1) Amount reflects the $3.9 million disposition-contingent lease termination fee received concurrently with the sale of our property in Los Angeles, California, net of the loss on sale of real estate of $3.4 million.
2) Amount reflects the non-refundable interest received on the seller-financed note issued to us by the buyer in connection with our disposition of a portfolio of four properties in southern California previously leased to affiliates of Vertical, which is recognized as a deposit liability and is included in other liabilities in our condensed consolidated balance sheet as of June 30, 2024, as the transaction did not qualify for recognition as a completed sale.
3) In connection with lease amendments executed on January 1, 2024 that extended the initial terms of the leases, the GAAP lease classifications at two properties switched from operating leases to sales-type leases. While these properties remain wholly owned by IIP, the non-refundable lease payments attributable to these two properties are no longer included in rental revenue and instead, in accordance with the GAAP treatment required for these two leases, recorded as a deposit liability and included in other liabilities on the condensed consolidated balance sheet as of June 30, 2024. The amount included here reflects the non-refundable lease payments received on these two sales-type leases for the applicable period. Prior to these lease amendments, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

Innovative Industrial Properties 11

Capital Commitments and Dispositions

Second Quarter Capital Commitments and Dispositions

State	Closing / Execution	Rentable Square Feet	Current Quarter Purchase Price[1]	Current Quarter Additional Commitment	Existing Investment / Commitment[1]	Total Investment / Commitment	Total Investment / PSF[2]
Acquisitions							
Florida	Jun-24	145	$13,000	$30,000	-	$43,000	$297
Acquisitions Subtotal / Wtd. Avg.		**145**	**$13,000**	**$30,000**	**-**	**$43,000**	**$297**
Amendments							
Illinois	Apr-24	250	-	$1,600	$70,150	$71,750	$287
Ohio	Apr-24	157	-	$4,500	$42,000	$46,500	$296
Amendments Subtotal / Wtd. Avg.		**407**	**-**	**$6,100**	**$112,150**	**$118,250**	**$291**
Total / Wtd. Avg.		**552**	**$13,000**	**$36,100**	**$112,150**	**$161,250**	**$292**

State	Closing / Execution	Rentable Square Feet	Sale Price[3]	Total Sale / PSF
Dispositions				
California	May-24	35	$13,025	$372
Total / Wtd. Avg.		**35**	**$13,025**	**$372**

Two Year Capital Commitment History[4]



Acquisitions
Amendments
$91,000
$21,500
$25,400
$57,000
$34,000
-
-
$14,000
$16,000
$49,100
$43,000
3Q2022
4Q2022
1Q2023
2Q2023
3Q2023
4Q2023
1Q2024
2Q2024

Note: Values in thousands except for $/PSF. Excludes commitments related to senior secured loans.
1) Excludes transaction costs.
2) Calculated as IIP's total investment divided by the rentable square feet.
3) We sold a property in Los Angeles, California for $9.1 million (excluding closing costs), received a disposition-contingent lease termination fee from the tenant concurrently with the closing of $3.9 million and received tenant reimbursement of our closing and other costs related to the sale of the property.
4) Amendments exclude additional commitments for New Leases and improvements for Development / Redevelopment Properties.

Innovative Industrial Properties 12

Innovative Industrial Properties 13 # of Rentable Square Feet Rentable Square Feet Tenant State Closing / Execution Leases # % of Total Portfolio Verdant California Jun-23 1 23 0% Mitten Extracts Michigan Dec-23 1 201 2% Cottage Inn Michigan Jan-24 1 2 0% Gold Flora California Mar-24 1 236 3% Lume Cannabis Company Michigan Apr-24 1 56 1% Gold Flora California May-24 1 70 1% Total 6 588 7% Note : Rentable square feet values in thousands . 1) The commencement date under certain of these leases is conditioned upon, among other things, the tenant’s receipt of approvals to conduct cannabis operations by the requisite state and local authorities . 2) As a % of annualized base rent for the Operating Portfolio . Refer to “Definitions” for additional details . 3) Includes Pre - Leased Development Properties . Refer to “Definitions” for additional details . Leasing Summary Recent Leasing History through June 30, 2024 (1) - - - 0% 0% 1% 2% 1% 0% 2% 94% 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 Thereafter Representing $2 85 Million in A nnualized Base Rent Expiring Leases (3) - - - 1 1 2 2 5 1 14 75 Lease Expiration Schedule as of June 30, 2024 (2)

Top Tenants Overview

	IIP Portfolio						First Quarter 2024[3]		Tenant Information	
		Annualized Base Rent (ABR)[1]			ABR	# of		Adjusted	Market	MSO
#	Tenant	$	%	Square Feet[2]	/ Square Foot	Leases	Revenue	EBITDA[4]	Capitalization[5]	/ SSO[6]
1	PharmaCann	$48,505	17.0%	697	$70	11	Private Co.	Private Co.	Private Co.	MSO
2	Ascend Wellness Holdings	30,288	10.6%	624	$49	4	$142	$32	$200	MSO
3	Green Thumb Industries	21,913	7.7%	664	$33	3	276	91	2,860	MSO
4	Curaleaf	20,087	7.1%	578	$35	8	339	77	2,848	MSO
5	Trulieve	18,990	6.7%	740	$26	6	298	106	1,742	MSO
6	The Cannabist Company (f/k/a Columbia Care)	17,649	6.2%	588	$30	21	123	15	91	MSO
7	Holistic Industries	16,485	5.8%	298	$55	4	Private Co.	Private Co.	Private Co.	MSO
8	Cresco Labs	16,402	5.8%	379	$43	5	184	53	550	MSO
9	Parallel	15,636	5.5%	593	$26	2	Private Co.	Private Co.	Private Co.	MSO
10	Vireo (f/k/a Goodness Growth)	13,460	4.7%	478	$28	2	24	7	68	MSO
	Top 10 Tenants Total	**$219,415**	**77.1%**	**5,639**	**$39**	**66**				




LIBERTY



1) Dollars in thousands, refer to "Definitions" for additional details.
2) Square feet in thousands.
3) Dollars in millions, based on each company's public securities filings and earnings release, available at www.sec.gov, www.sedar.com, or each company's respective website, for the quarter ended March 31, 2024.
4) Adjusted EBITDA is a non-GAAP financial measure utilized in the industry. For definitions and reconciliations of Adjusted EBITDA to net income, see each company's public securities filings, available at www.sec.gov or www.sedar.com.
5) Dollars in millions, per S&P Capital IQ Pro as of 6/30/2024.
6) "MSO" stands for Multi-State Operator which means the tenant (or guarantor) conducts cannabis operations in more than one state. "SSO" stands for Single-State Operator which means the tenant (or guarantor) conducts cannabis operations in a single state.

Innovative Industrial Properties 14

Property List

#	Tenant	State	City	Date Acquired	% Leased	Square Feet In Place[1]	Square Feet Under Dev. / Redev.[2]	Square Feet Total	Invested / Committed Capital $ Invested	Committed	Total $	Total $ / Square Feet
	Operating: Cannabis - Industrial											
1	4Front Ventures	Illinois	Matteson	8/3/2021	100.0%	250	-	250	$71,150	$600	$71,750	$287
2	4Front Ventures*	Washington	Olympia	12/17/2020	100.0%	114	-	114	17,500	-	17,500	154
3	4Front Ventures*	Massachusetts	Holliston	1/28/2022	100.0%	57	-	57	16,000	-	16,000	281
4	4Front Ventures*	Massachusetts	Georgetown	12/17/2020	100.0%	67	-	67	15,500	-	15,500	231
5	Ascend Wellness Holdings	Illinois	Barry	12/21/2018	100.0%	166	-	166	71,000	-	71,000	428
6	Ascend Wellness Holdings	Massachusetts	Athol	4/2/2020	100.0%	199	-	199	63,900	-	63,900	321
7	Ascend Wellness Holdings	New Jersey	Franklin	2/10/2022	100.0%	114	-	114	55,000	-	55,000	482
8	Ascend Wellness Holdings	Michigan	Lansing	7/2/2019	100.0%	145	-	145	24,150	-	24,150	167
9	AYR Wellness	Florida	Ocala	6/7/2024	100.0%	47	98	145	13,000	30,000	43,000	297
10	AYR Wellness	Ohio	Akron	5/14/2019	100.0%	11	-	11	3,550	-	3,550	323
11	Battle Green	Ohio	Columbus	3/3/2023	100.0%	157	-	157	42,908	3,592	46,500	296
12	Calyx Peak	Missouri	Smithville	9/17/2021	100.0%	83	-	83	28,250	-	28,250	340
13	Cresco Labs	Michigan	Marshall	4/22/2020	100.0%	115	-	115	32,000	-	32,000	278
14	Cresco Labs	Illinois	Kankakee	10/22/2019	100.0%	51	-	51	25,496	104	25,600	502
15	Cresco Labs	Illinois	Joliet	10/22/2019	100.0%	39	-	39	20,950	-	20,950	537
16	Cresco Labs	Ohio	Yellow Springs	1/24/2020	100.0%	50	-	50	12,927	618	13,545	271
17	Curaleaf	Pennsylvania	Chambersburg	12/20/2019	100.0%	179	-	179	60,889	751	61,640	344
18	Curaleaf	Illinois	Litchfield	10/30/2019	100.0%	127	-	127	40,000	-	40,000	315
19	Curaleaf	New Jersey	Blue Anchor	7/13/2020	100.0%	123	-	123	35,000	-	35,000	285
20	Curaleaf	Massachusetts	Webster	9/1/2022	100.0%	104	-	104	21,500	-	21,500	207
21	Curaleaf	North Dakota	Fargo	12/20/2019	100.0%	33	-	33	12,190	-	12,190	369
22	Curran Highway	Massachusetts	North Adams	5/26/2021	-	71	-	71	26,800	-	26,800	377
23	Emerald Growth	Michigan	Harrison Township	6/7/2019	100.0%	45	-	45	10,000	-	10,000	222
24	Gold Flora	California	Desert Hot Springs	10/15/2021	100.0%	204	-	204	63,500	-	63,500	311
25	Gold Flora	California	North Palm Springs	5/12/2020	100.0%	70	-	70	17,767	360	18,127	259
26	Green Thumb Industries	Pennsylvania	Danville	11/12/2019	100.0%	300	-	300	94,600	-	94,600	315
27	Green Thumb Industries	Illinois	Oglesby	3/6/2020	100.0%	266	-	266	50,000	-	50,000	188
28	Green Thumb Industries	Ohio	Toledo	1/31/2020	100.0%	98	-	98	32,200	-	32,200	329
29	Holistic Industries	Maryland	Capitol Heights	5/26/2017	100.0%	72	-	72	33,719	31	33,750	469
30	Holistic Industries	Pennsylvania	New Castle	6/10/2020	100.0%	108	-	108	25,629	21	25,650	238
31	Holistic Industries	Massachusetts	Monson	7/12/2018	100.0%	55	-	55	19,750	-	19,750	359
32	Jushi	Pennsylvania	Scranton	4/6/2018	100.0%	145	-	145	45,800	-	45,800	316
33	Lume Cannabis Company	Michigan	Dimondale	8/2/2018	100.0%	56	-	56	16,342	1,457	17,799	318
34	Maryland Cultivation Processing (MCP)	Maryland	Hagerstown	4/13/2022	100.0%	84	-	84	25,000	-	25,000	298
35	New Beaver Ave.**	Pennsylvania	Pittsburgh	5/13/2021	10.7%	239	-	239	67,842	90	67,932	284
36	Parallel	Florida	Lakeland	9/18/2020	100.0%	220	-	220	56,400	-	56,400	256
37	Parallel	Florida	Wimauma	3/11/2020	100.0%	373	-	373	51,500	-	51,500	138
38	PharmaCann	New York	Hamptonburgh	12/19/2016	100.0%	234	-	234	127,101	12,399	139,500	596
39	PharmaCann	Michigan	Warren	10/9/2019	100.0%	205	-	205	83,595	-	83,595	408
40	PharmaCann	Massachusetts	Holliston	5/31/2018	100.0%	58	-	58	30,500	-	30,500	526
41	PharmaCann	Illinois	Dwight	10/30/2019	100.0%	66	-	66	28,000	-	28,000	424
42	PharmaCann	Pennsylvania	Olyphant	8/7/2019	100.0%	56	-	56	28,000	-	28,000	500
43	PharmaCann	Ohio	Buckeye Lake	3/13/2019	100.0%	58	-	58	20,000	-	20,000	345
44	Sacramento CA (Undisclosed Tenant)	California	Sacramento	2/8/2019	100.0%	43	-	43	12,710	-	12,710	296
45	Texas Original	Texas	Bastrop	6/14/2022	100.0%	-	85	85	17,930	4,070	22,000	259
46	The Cannabist Company (f/k/a Columbia Care)	Pennsylvania	Saxton	5/20/2019	100.0%	270	-	270	42,891	109	43,000	159
47	The Cannabist Company (f/k/a Columbia Care)	Virginia	Richmond	1/15/2020	100.0%	82	-	82	19,750	-	19,750	241
48	The Cannabist Company (f/k/a Columbia Care)	New Jersey	Vineland	7/16/2020	100.0%	50	-	50	11,820	-	11,820	236

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of June 30, 2024.

*These properties did not satisfy the requirements for sale-leaseback accounting and therefore, the transaction is recognized as a note receivable and is included in other assets, net on our condensed consolidated balance sheet.

**Includes two non-cannabis tenants currently occupying 79,000 sqft.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 15

Property List

#	Tenant	State	City	Date Acquired	% Leased	Square Feet			Invested / Committed Capital $			
						In Place[1]	Under Dev. / Redev.[2]	Total	Invested	Committed	Total $	Total $ / Square Feet
49	The Cannabist Company (f/k/a Columbia Care)	Colorado	Denver	10/30/2018	100.0%	58	-	58	$11,250	-	$11,250	$194
50	The Cannabist Company (f/k/a Columbia Care)	Colorado	Denver	12/14/2021	100.0%	18	-	18	9,917	-	9,917	551
51	The Cannabist Company (f/k/a Columbia Care)	Colorado	Denver	12/14/2021	100.0%	12	-	12	3,276	-	3,276	273
52	The Pharm	Arizona	Willcox	12/15/2017	100.0%	358	-	358	20,000	-	20,000	56
53	TILT Holdings	Pennsylvania	White Haven	2/15/2023	100.0%	58	-	58	15,000	-	15,000	259
54	Trulieve	Massachusetts	Holyoke	7/26/2019	100.0%	150	-	150	43,500	-	43,500	290
55	Trulieve	Florida	Alachua	1/22/2021	100.0%	295	-	295	41,650	-	41,650	141
56	Trulieve	Maryland	Hancock	8/13/2021	100.0%	115	-	115	29,515	-	29,515	257
57	Trulieve	Florida	Quincy	10/23/2019	100.0%	120	-	120	17,000	-	17,000	142
58	Trulieve***	Nevada	Las Vegas	7/12/2019	100.0%	43	-	43	9,600	-	9,600	223
59	Trulieve	Arizona	Cottonwood	4/27/2022	100.0%	17	-	17	5,238	-	5,238	308
60	Verdant	California	Cathedral City	3/25/2022	100.0%	23	-	23	15,010	258	15,269	664
61	Vireo (f/k/a Goodness Growth)	New York	Perth	10/23/2017	100.0%	389	-	389	80,174	1,184	81,358	209
62	Vireo (f/k/a Goodness Growth)	Minnesota	Otsego	11/8/2017	100.0%	89	-	89	9,710	-	9,710	109
	Operating: Cannabis - Industrial Subtotal / Wtd. Avg.				**95.9%**	**7,504**	**183**	**7,687**	**$2,052,846**	**$55,645**	**$2,108,491**	**$274**
	Operating: Cannabis - Retail											
63	Curaleaf	North Dakota	Dickinson	12/14/2021	100.0%	5	-	5	$2,045	-	$2,045	$409
64	Curaleaf	North Dakota	Devils Lake	12/14/2021	100.0%	4	-	4	1,614	-	1,614	404
65	Curaleaf	Pennsylvania	Bradford	12/14/2021	100.0%	3	-	3	1,058	-	1,058	353
66	Green Peak (Skymint)	Michigan	East Lansing	10/25/2019	100.0%	3	-	3	3,372	28	3,400	1,133
67	Green Peak (Skymint)	Michigan	Lansing	11/4/2019	100.0%	14	-	14	2,225	-	2,225	159
68	Green Peak (Skymint)	Michigan	Flint	11/4/2019	100.0%	6	-	6	2,180	-	2,180	363
69	PharmaCann	Colorado	Commerce City	2/21/2020	100.0%	5	-	5	2,300	-	2,300	460
70	PharmaCann	Colorado	Aurora	12/14/2021	100.0%	2	-	2	1,674	-	1,674	837
71	PharmaCann	Colorado	Berthoud	12/14/2021	100.0%	6	-	6	1,406	-	1,406	234
72	PharmaCann	Colorado	Mancos	12/14/2021	100.0%	4	-	4	1,148	-	1,148	287
73	PharmaCann	Colorado	Pueblo	2/19/2020	100.0%	3	-	3	1,049	-	1,049	350
74	Schwazze	Colorado	Ordway	12/14/2021	100.0%	2	-	2	400	-	400	200
75	Schwazze	Colorado	Rocky Ford	12/14/2021	100.0%	13	-	13	400	-	400	31
76	Schwazze	Colorado	Las Animas	12/14/2021	100.0%	2	-	2	400	-	400	200
77	South Mason Drive	Michigan	Newaygo	11/8/2019	-	2	-	2	995	-	995	498
78	The Cannabist Company (f/k/a Columbia Care)	Colorado	Denver	12/14/2021	100.0%	4	-	4	7,338	-	7,338	1,834
79	The Cannabist Company (f/k/a Columbia Care)	Colorado	Pueblo	12/14/2021	100.0%	6	-	6	4,878	-	4,878	813
80	The Cannabist Company (f/k/a Columbia Care)	Colorado	Aurora	12/14/2021	100.0%	5	-	5	4,229	-	4,229	846
81	The Cannabist Company (f/k/a Columbia Care)	Colorado	Glenwood Springs	12/14/2021	100.0%	4	-	4	4,187	-	4,187	1,047
82	The Cannabist Company (f/k/a Columbia Care)	Colorado	Fort Collins	12/14/2021	100.0%	5	-	5	3,977	-	3,977	795
83	The Cannabist Company (f/k/a Columbia Care)	Colorado	Aurora	12/14/2021	100.0%	4	-	4	3,601	-	3,601	900
84	The Cannabist Company (f/k/a Columbia Care)	New Jersey	Vineland	7/16/2020	100.0%	4	-	4	2,165	-	2,165	541
85	The Cannabist Company (f/k/a Columbia Care)	Colorado	Aurora	12/14/2021	100.0%	5	-	5	1,991	-	1,991	398
86	The Cannabist Company (f/k/a Columbia Care)	Colorado	Englewood	12/14/2021	100.0%	4	-	4	1,778	-	1,778	445
87	The Cannabist Company (f/k/a Columbia Care)	Colorado	Trinidad	12/14/2021	100.0%	9	-	9	1,728	-	1,728	192
88	The Cannabist Company (f/k/a Columbia Care)	Colorado	Silver Plume	12/14/2021	100.0%	4	-	4	1,444	-	1,444	361
89	The Cannabist Company (f/k/a Columbia Care)	Colorado	Black Hawk	12/14/2021	100.0%	4	-	4	1,321	-	1,321	330
90	The Cannabist Company (f/k/a Columbia Care)	Colorado	Edgewater	12/14/2021	100.0%	5	-	5	1,089	-	1,089	218
91	The Cannabist Company (f/k/a Columbia Care)	Colorado	Sheridan	12/14/2021	100.0%	2	-	2	890	-	890	445
92	The Pharm	Arizona	Phoenix	9/19/2019	100.0%	2	-	2	2,500	-	2,500	1,250
93	Verano	Pennsylvania	Harrisburg	3/23/2022	100.0%	3	-	3	2,750	-	2,750	917
94	Wilder Road	Michigan	Bay City	11/4/2019	-	4	-	4	1,740	-	1,740	435
	Operating: Cannabis - Retail Subtotal / Wtd. Avg.				**96.1%**	**148**	**-**	**148**	**$69,870**	**$28**	**$69,898**	**$472**

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of June 30, 2024.

***Harvest Health & Recreation Inc., which is a subsidiary of Trulieve Inc., executed a lease guaranty in favor of IIP for tenant's obligations at the property.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 16

Property List (Continued)

#	Tenant	State	City	Date Acquired	% Leased	Square Feet			Invested / Committed Capital $			Total $ / Square Feet
						In Place[1]	Under Dev. / Redev.[2]	Total	Invested	Committed	Total $	
	Operating: Cannabis - Industrial / Retail											
95	Cresco Labs	Massachusetts	Fall River	6/30/2020	100.0%	124	-	124	$26,907	$1,843	$28,750	$232
96	Holistic Industries	Michigan	Madison Heights	9/1/2020	100.0%	63	-	63	28,500	-	28,500	452
97	Kaya Cannabis	Colorado	Denver	12/14/2021	100.0%	6	-	6	$1,299	-	$1,299	$217
98	Schwazze	Colorado	Pueblo	12/14/2021	100.0%	8	-	8	2,165	-	2,165	271
99	Sozo	Michigan	Warren	5/14/2021	100.0%	85	-	85	$17,071	$159	$17,230	$203
100	The Cannabist Company (f/k/a Columbia Care)	Colorado	Denver	12/14/2021	100.0%	33	-	33	8,206	-	8,206	249
101	TILT Holdings	Massachusetts	Taunton	5/16/2022	100.0%	104	-	104	$40,000	-	$40,000	$385
	Operating: Cannabis - Industrial / Retail Subtotal / Wtd. Avg.				**100.0%**	**423**	**-**	**423**	**$124,148**	**$2,002**	**$126,150**	**$298**
	Operating: Non-Cannabis											
102	Cottage Inn	Michigan	Traverse City	11/25/2019	100.0%	2	-	2	$1,272	-	$1,272	$636
103	North Anza Road	California	Palm Springs	4/16/2019	-	24	-	24	6,309	-	6,309	263
104	North Anza Road and Del Sol Road	California	Palm Springs	4/16/2019	-	22	-	22	5,788	-	5,788	263
	Operating: Non-Cannabis Subtotal / Wtd. Avg.				**9.5%**	**48**	**-**	**48**	**$13,369**	**-**	**$13,369**	**$279**
	Operating Portfolio Total / Wtd. Avg.				**95.6%**	**8,123**	**183**	**8,306**	**$2,260,233**	**$57,675**	**$2,317,907**	**$279**
	Dev. / Redev. Properties[3]											
105	Inland Center Drive	California	San Bernardino	11/16/2020	-	-	192	192	$35,819	-	$35,819	$187
106	Leah Avenue	Texas	San Marcos	3/10/2021	-	-	63	63	8,231	-	8,231	131
	Dev. / Redev. Properties / Wtd. Avg.				**-**	**-**	**255**	**255**	**$44,050**	**-**	**$44,050**	**$173**
	Pre-Leased Dev. Properties[3]											
107	Gold Flora	California	Palm Springs	4/16/2019	100.0%	56	180	236	$35,530	-	$35,530	$151
108	Mitten Extracts	Michigan	Dimondale	4/16/2021	100.0%	97	104	201	67,554	4,247	71,801	357
	Pre-Leased Dev. Property / Wtd. Avg.				**100.0%**	**153**	**284**	**437**	**$103,084**	**$4,247**	**$107,331**	**$246**
	Total Portfolio / Wtd. Avg.				**94.1%**	**8,276**	**722**	**8,998**	**$2,407,366**	**$61,921**	**$2,469,288**	**$274**
	State Subtotal / Wtd. Avg.											
1		*Pennsylvania*			*84.3%*	*1,361*	*-*	*1,361*	*$384,458*	*$971*	*$385,430*	*$283*
2		*Illinois*			*100.0%*	*965*	*-*	*965*	*$306,596*	*$704*	*$307,300*	*$318*
3		*Massachusetts*			*91.2%*	*989*	*-*	*989*	*$304,357*	*$1,843*	*$306,200*	*$310*
4		*Michigan*			*99.1%*	*842*	*104*	*946*	*$290,996*	*$5,891*	*$296,887*	*$314*
5		*New York*			*100.0%*	*623*	*-*	*623*	*$207,274*	*$13,584*	*$220,858*	*$355*
6		*Florida*			*100.0%*	*1,055*	*98*	*1,153*	*$179,550*	*$30,000*	*$209,550*	*$182*
7		*California*			*75.2%*	*442*	*372*	*814*	*$192,433*	*$618*	*$193,051*	*$237*
8		*Ohio*			*100.0%*	*374*	*-*	*374*	*$111,585*	*$4,210*	*$115,795*	*$310*
9		*New Jersey*			*100.0%*	*291*	*-*	*291*	*$103,985*	*-*	*$103,985*	*$357*
10		*Maryland*			*100.0%*	*271*	*-*	*271*	*$88,234*	*$31*	*$88,265*	*$326*
11		*Colorado*			*100.0%*	*233*	*-*	*233*	*$83,340*	*-*	*$83,340*	*$358*
12		*Texas*			*72.8%*	*-*	*148*	*148*	*$26,161*	*$4,070*	*$30,231*	*$204*
13		*Missouri*			*100.0%*	*83*	*-*	*83*	*$28,250*	*-*	*$28,250*	*$340*
14		*Arizona*			*100.0%*	*377*	*-*	*377*	*$27,737*	*-*	*$27,737*	*$74*
15		*Virginia*			*100.0%*	*82*	*-*	*82*	*$19,750*	*-*	*$19,750*	*$241*
16		*Washington*			*100.0%*	*114*	*-*	*114*	*$17,500*	*-*	*$17,500*	*$154*
17		*North Dakota*			*100.0%*	*42*	*-*	*42*	*$15,849*	*-*	*$15,849*	*$377*
18		*Minnesota*			*100.0%*	*89*	*-*	*89*	*$9,710*	*-*	*$9,710*	*$109*
19		*Nevada*			*100.0%*	*43*	*-*	*43*	*$9,600*	*-*	*$9,600*	*$223*

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of June 30, 2024.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.
3) Refer to "Definitions" for additional details.

Innovative Industrial Properties

17

Innovative Industrial Properties 18 Date Maturity / Wtd. Amount Loan #City State Loan Type Executed Avg. Maturity Outstanding Commitment 1Coachella California Senior Secured 6/25/2021 0.5 Years $22,000 $23,000 2 Needles (1) California Senior Secured 3/3/2023 3.7 Years 16,100 16,100 Loan Portfolio Total / Wtd. Avg. 1.8 Years $38,100 $39,100 Secured Loans Note : Loan list maturity does not include available loan extensions . 1) Relates to the seller - financed note issued to us by the buyer in connection with our disposition of a portfolio of four properties in southern California previously leased to Vertical . The transaction did not qualify for recognition as a completed sale in accordance with GAAP and therefore, we have not derecognized the assets transferred and have not recognized the seller - financed note on our condensed consolidated balance sheet .

Innovative Industrial Properties 19 Interest Rate / Preferred Rate / Maturity / Wtd. Quarter End (In thousands, except share and per share amounts) Wtd. Avg. Rate Avg. Maturity June 30, 2024 Unsecured debt: Notes due 2026 5.50% 1.9 Years 300,000 Total Unsecured Debt 5.50% 1.9 Years $300,000 Gross Debt 5.50% 1.9 Years $300,000 Series A Preferred Stock: Redemption price per share $25.00 Shares outstanding 600,000 Total Preferred Equity 9.00% $15,000 Total Senior Capital 5.67% $315,000 Equity Market Capitalization: Stock Price as of 06/30/2024 $109.22 Shares outstanding 28,331,833 Equity Market Capitalization $3,094,403 Covenant (1) June 30, 2024 Debt / Total Gross Assets <60% 11% Secured Debt <40% - Unencumbered Total Gross Assets / Unsecured Debt >150% 874% Debt Service Coverage Ratio >1.5x 17.0x Egan Jones Credit Rating BBB+ Debt Maturity Schedule Capital and Debt Summary $300.0 Million 2024 2025 2026 2027 2028 Thereafter Notes Due 2026 Capital Overview 1) Calculated in accordance with the indenture governing the Notes due 2026 , included in the Current Report on Form 8 - K filed with the Securities and Exchange Commission on May 25 , 2021 .

Definitions

- **Adjusted Funds From Operations ("AFFO"):** Management believes that AFFO and AFFO per share are appropriate supplemental measures of a REIT's operating performance. We calculate AFFO by adjusting Normalized FFO for certain cash and non-cash items.

- **Annualized Base Rent ("ABR"):** ABR is calculated by multiplying the sum of contractually due base rents and property management fees for the last month in the quarter, by twelve.

- **Development / Redevelopment ("Dev. / Redev.") Properties:** Defined as non-operating assets under development that are not leased and not ready for their intended use.

- **Exchangeable Senior Notes:** 3.75% Exchangeable Senior Notes due 2024.

- **Funds From Operations ("FFO"):** FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. Management also excludes from FFO any disposition-contingent lease termination fee received in connection with a property sale.

  Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT's performance because they provide an understanding of the operating performance of our properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. We believe that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. We report FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

- **GAAP:** Accounting principles generally accepted in the United States.

- **Gross Debt:** Calculated as the sum of the principal amount outstanding of the Notes due 2026.

Innovative Industrial Properties 20

Innovative Industrial Properties 21 Definitions (Continued) • Normalized Funds From Operations (“Normalized FFO”): We compute normalized funds from operations (“Normalized FFO”) by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in n atu re and/or not related to our core real estate operations. Exclusion of these items from similar FFO - type metrics is common within the equi ty REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to ass ist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of other compa nie s, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Normali zed FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be ex clu ded in calculating Normalized FFO include certain transaction - related gains, losses, income or expense or other non - core amounts as the y occur. • Notes due 2026 : 5.50% Unsecured Senior Notes due 2026. • Operating Portfolio: All properties that (a) are leased or (b) are not leased but ready for their intended use. • Pre - Leased Development (“Dev.”) Properties: Defined as non - operating assets under development that are leased but not ready for their intended use. • Series A Preferred: 9.00% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share. • Total Committed / Invested Capital: Includes (1) total investments in properties (consisting of purchase price and construction funding and improvements reimbursed to tenants, if any, but excluding transaction costs) and (2) total additional commitments to reimburs e c ertain tenants and sellers for completion of construction and improvements at the properties. Excludes loans listed in “Secured Loans”. • Total Portfolio: All properties, including Development / Redevelopment Properties, Pre - Leased Redevelopment Properties, and Operating Portfolio, as of quarter end. • Total Preferred Equity: Calculated by multiplying the total Series A Preferred shares outstanding by the $25 redemption price per share. • Total Senior Capital: Calculated as the sum of Gross Debt and the redemption value of the Series A Preferred Stock. • % Leased: The weighted average leased percentage of the Operating Portfolio by Total Committed / Invested Capital. Excludes Development / Redevelopment Properties and Pre - Leased Redevelopment Properties.

Innovative Industrial Properties 22 Analyst Coverage Analyst Research Firms Contact Information Tom Catherwood BTIG Email: tcatherwood@btig.com Phone: 212 - 738 - 6140 Merrill Ross Compass Point Research and Trading Email: mross@compasspointllc.com Phone: 202 - 534 - 1392 Eric Des Lauriers Craig - Hallum Capital Group LLC Email: eric.deslauriers@craig - hallum.com Phone: 617 - 275 - 5177 Aaron Hecht JMP Securities Email: ahecht@jmpsecurities.com Phone: 415 - 835 - 3963 Alexander Goldfarb Piper Sandler Email: alexander.goldfarb@psc.com Phone: 212 - 466 - 7937 Scott Fortune Roth Capital Partners Email: sfortune@roth.com Phone: 949 - 720 - 7163 Andrew Rosivach Wolfe Research Email: arosivach@wolferesearch.com Phone: 646 - 582 - 9250 Investor Relations Email: ir@iipreit.com Phone: 858 - 997 - 3332

Innovative Industrial Properties 23 Senior Management Team and Board of Directors Senior Management Name Title Alan Gold Executive Chairman Paul Smithers President, Chief Executive Officer and Director David Smith Chief Financial Officer and Treasurer Catherine Hastings Chief Operating Officer Ben Regin Chief Investment Officer Brian Wolfe Vice President, General Counsel and Secretary Andy Bui Vice President, Chief Accounting Officer Tracie Hager Vice President, Asset Management Kelly Spicher Vice President, Real Estate Counsel Board of Directors Name Title Alan Gold Executive Chairman Paul Smithers President, Chief Executive Officer and Director Gary Kreitzer Vice Chairman (Independent) David Stecher Director (Independent) Scott Shoemaker, MD Director (Independent) Mary Allis Curran Director (Independent)